                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 20, 1999, relating to the financial statements and financial highlights of Prudential Tax-Managed Equity Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
December 27, 1999